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                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Thermedics Detection Inc. on Form S-1 of our report dated March 13, 1996 (except for the disclosures included in the supplementary information under the caption "United States Generally Accepted Accounting Principles (U.S. GAAP)" which is as of December 20, 1996) relating to the consolidated and parent company financial statements of Rutter & Co. B.V. appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche Registeraccountants Almelo, The Netherlands
December 31, 1996